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                                                        EXHIBIT (11)(b)




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 under the Securities Act of 1933 and Post-Effective Amendment No. 17 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A (33-30431) of our report dated December 8, 1995 on our audit of the financial statements and financial highlights of The Conestoga Funds. We also consent to the references to our firm under the caption "Financial Highlights" in each of the Prospectus' of Retail Shares and Institutional Shares and "Financial Statements" in the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 29, 1995